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                                                                   EXHIBIT 10.30

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT


        THIS Employment and Non-Competition Agreement (the "Agreement") is made as of February 27, 1998, by and between Sagent Technology, Inc., a California corporation ("Sagent"), Michael Venerable, an employee (the "Employee") of Sagent Professional Services, Inc. (formerly known as Talus, Incorporated), a Delaware corporation ("Company") and the Company.

        A. Employee has been employed as an employee of Company; and

        B. Sagent, the Company, and the other parties thereto have entered into an Agreement and Plan of Reorganization dated as of February 27, 1998 (the "Acquisition Agreement"), pursuant to which the Company merged with and into Talus Acquisition Corp. ("MergerSub"), a wholly-owned subsidiary of Sagent (the "Merger"), and which required, among other things, that Employee enter into this Agreement.

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Employment.

               (a) Effectiveness of Agreement. This Employment and Non-Competition Agreement shall become effective as of the date hereof.

               (b) Duties. Sagent and the Company agree to continue the employment of Employee and Employee agrees to perform such reasonable responsibilities and duties as may be required of him or her by Sagent or the Company. It is currently contemplated that Employee's duties shall comprise those listed on Exhibit A hereto.

               (c) Employment At-Will. The Company and the Employee acknowledge and agree that the Employee's employment is at-will as defined under applicable law. Unless a longer period is required by applicable law, the Company and the Employee may terminate Employee's employment hereunder by giving 30 days' advance notice in writing.

        2. Compensation.

               (a) Employee's initial base annual salary as of the date hereof shall be $123,000 per annum. In addition, Employee will receive all benefits provided to other Sagent consulting and training employees with similar duties, including but not limited to paid vacations, health, disability and life insurance. Employee will participate in Sagent's quarterly objectives plan and shall be eligible to earn up to 30% of base salary in bonus under this plan.

               (b) An option (the "Option") to purchase 150,000 shares of Common Stock of Sagent shall be granted to Employee pursuant to the Option Agreement attached as Exhibit B. The

Option exercise price shall be the fair market value of Sagent's common stock, as determined by the Board of Directors of Sagent. Twenty percent (20%) of the Common Stock underlying the Option shall vest on the first anniversary of the date hereof. An additional twenty percent (20%) of the Common Stock underlying the Option shall vest on the second anniversary of the date hereof. The remaining sixty percent (60%) of the Common Stock underlying the Option shall vest on the third anniversary of the date hereof. The Option shall be subject to the Change of Control Policy attached hereto as Exhibit D. Sagent will prepare and file a Registration Statement on Form S-8 relating to any unexercised portion of the Option as soon as practicable after an initial public offering the Sagent's securities. If Employee is terminated for Cause, as defined below, or Employee voluntarily terminates his employment arrangement other than for Good Reason, as defined below, the Option shall accelerate and be immediately exerciseable.


        3. Covenant Not to Compete.

               (a) Employee agrees that, for a period of three years from the date hereof, if Employee is terminated for Cause, as defined below, or Employee voluntarily terminates his employment arrangement other than for Good Reason, as defined below, Employee will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have a ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory," as such terms are defined below. It is agreed that ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock presently owned by Employee as of the date hereof, shall not constitute a violation of this provision.

                      (i) As used in this Agreement:

                           1) "Cause" shall mean (i) willful failure by the
Employee to substantially perform his duties hereunder, other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment; (ii) a willful act by the Employee which constitutes misconduct and which is injurious to Sagent or the Company; (iii) a willful breach by the Employee of a material provision of this Agreement; or
(iv) a material and willful violation of a federal or state law or regulation applicable to the business of Sagent or the Company. No act, or failure to act, by the Employee shall be considered 'willful' unless committed without good faith without a reasonable belief that the act or omission was in the Company's best interest.

                           2) "Good Reason" shall mean the following (unless
such event(s) applies generally to all senior management of the Company):

                                (A) without the Employee's express written
consent, the assignment to the Employee of any duties or the reduction of the Employee's duties, either of which results in a significant diminution in the Employee's position or responsibilities with the Company in


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effect immediately prior to such assignment, or the removal of the Employee from such position and responsibilities;

                                (B) without the Employee's express written
consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction;

                                (C) a material reduction by the Company in the
base salary or bonus opportunity of the Employee as in effect immediately prior to such reduction;

                                (D) a material reduction by the Company in the
kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced;

                                (E) the relocation of the Employee to a facility
or a location more than 25 miles from the Employee's then present location, without the Employee's express written consent;

                                (F) any purported termination of the Employee's
employment by the Company which is not effected for death, disability or for Cause, or any purported termination for which the grounds relied upon are not valid;

                                (G) the failure of the Company to obtain the
assumption of this Agreement by any successor; or

                                (H) any material breach by the Company of any
material provision of this Agreement.

                           3) "Restricted Business" shall mean any business that
is engaged in or (to Employee's knowledge after due inquiry) preparing to engage in the design, manufacture, marketing, sale, servicing or distribution of products of a type sold, reasonably anticipated to be sold, or competitive with any product of Sagent or the Company, or the providing of consulting services for such products, during Employee's employment with either Sagent or the Company.

                           4) "Restricted Territory" shall mean any location in
which the Company or Sagent sells, markets, distributes or has distributed products, or any location in which the Company or Sagent plans to sell, market, distribute or has distributed products.

               (b) Employee agrees that, for a period of three years from the date hereof, if Employee is terminated for Cause or Employee voluntarily terminates his employment arrangement other than for Good Reason, Employee shall not:


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                      (i) solicit, encourage, or take any other action which is
intended to induce any other employee of Company or Sagent to terminate his employment with Company or Sagent, or

                      (ii) interfere in any manner with the contractual or employment relationship between Company or Sagent and any such employee of Company or Sagent.

               (c) The parties acknowledge that the market for computer software consulting is world-wide, and that, in this market, products from any nation compete with products from all other nations. Accordingly, in order to secure to Sagent and the Company the benefits of the Acquisition Agreement, the parties agree that the provisions of this Section 3 shall apply to each of the states and counties of the United States, including each county in California, and to each nation worldwide.

               (d) In the event that the provisions of this Section 3 should ever be deemed to exceed the time or geographic limitations, or the scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

        4. Reasonableness of Covenant. Employee represents that he (i) is familiar with the covenants not to compete and not to solicit set forth in
Section 3, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

        5. Confidential Information.

               (a) Company Information. Employee agrees at all times during the term of Employee's employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company or Sagent, or to disclose to any person, firm or corporation without written authorization of the Board of Directors (or an officer so authorized by the Board of Directors) of the Company or Sagent, any Confidential Information of the Company or Sagent. Employee understands that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee called or with whom Employee became acquainted during the term of Employee's employment), markets, software, developments, inventions, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved.

               (b) Third Party Information. Employee recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such


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information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee's work for the Company consistent with the Company's agreement with such third party.


        6. Retaining and Assigning Inventions and Original Works

               (a) Inventions and Original Works Retained by Me. Employee has attached hereto, as Exhibit C, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to Employee's employment with the Company, which belong to Employee, which relate to the Company's proposed business and products, and which are not assigned to the Company; or, if no such list is attached, Employee repre sents that there are no such inventions.

               (b) Inventions and Original Works Assigned to the Company. Employee agrees that Employee will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign to the Company all my right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Employee is in the employ of the Company. However, Employee recognizes, that Employee may exclude from such an assignment under this provision, any invention as to which Employee can prove the following:

                        (i) it was developed entirely on Employee's own time; and

                        (ii) no equipment, supplies, facility or trade secret of Sagent or the Company was used in its development; and

                        (iii) does not relate, at the time the invention was conceived or reduced to practice, to Sagent's or the Company's business or to Sagent's or the Company's actual or demonstrably anticipated research and development; and

                        (iv) does not result from any work performed by Employee for Sagent or the Company.

                           Employee acknowledges that all original works of
authorship which are made by me (solely or jointly with others) within the scope of Employee's employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

               (c) Maintenance of Records. Employee agrees to keep and maintain adequate and current written records of all inventions and original works of authorship made by Employee (solely


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or jointly with others) during the term of Employee's employment with the
Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

               (d) Inventions Assigned to the United States. Employee agrees to assign to the United States government all my right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

               (e) Obtaining Letters Patent and Copyright Registrations. Employee agrees that his obligation to assist the Company to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship assigned hereunder to the Company shall continue beyond the termination of Employee's employment, but the Company shall compensate Employee at a reasonable rate for time actually spent by Employee at the Company's re quest on such assistance. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inven tions or original works of authorship assigned to the Company as above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any patents or copyrights resulting from any such application for letters patent or copyright registrations assigned hereunder to the Company.

               (f) Exception to Assignments. Employee understands that the provisions of this Agreement requiring assignment to the Company do not apply to any invention which qualifies fully under the provisions set forth in paragraph 6(b). Employee will advise the Company promptly in writing of any inventions, original works of authorship, developments, improvements or trade secrets that Employee believes meet the criteria in Subparagraphs 6(b)(i), (ii), and (iii) above; and Employee will at that time provide to the Company in writing all evidence necessary to substantiate that belief. Employee understands that the Company will keep in confidence and will not disclose to third parties without Employee's consent any confidential information disclosed in writing to the Company relating to such inventions.

        7. Conflicting Employment. Employee agrees that, during the term of Employee's employment with the Company, Employee will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of Employee's employment, nor will Employee engage in any other activities that conflict with Employee's obligations to the Company.


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
        8. Returning Company Documents. Employee agrees that, at the time of leaving the employ of the Company, Employee will deliver to the Company (and will not keep in his possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Sagent, the Company, or either of its successors or assigns.

        9. Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his employment by the Company. Employee has not entered into, and Employee agrees he will not enter into, any oral or written agreement in conflict herewith.

        10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of California.

        11. Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

        12. Attorneys' Fees. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

        13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        14. Effect of Headings. The section heading herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


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
        IN WITNESS WHEREOF, the parties hereto have executed this Employment and Non-Competition Agreement as of the date first written above.


                                SAGENT TECHNOLOGY, INC.
                                a California corporation


                                By:      /s/ Kenneth C. Garnder
                                         ---------------------------------------
                                         Kenneth C. Gardner, President and Chief
                                          Executive Officer


                                SAGENT PROFESSIONAL SERVICES, INC.
                                a Delaware Corporation


                                By:      /s/ Kenneth C. Gardner
                                         ---------------------------------------
                                         Kenneth C. Gardner, President and Chief
                                          Executive Officer


                                EMPLOYEE


                                /s/ Michael P. Venerable
                                ------------------------------------------------
                                Michael P. Venerable
                                12448 Valleyside Way
                                Germantown, MD  20874

                                (703) 406-8791
                                ------------------------------------------------
                                (Print Telephone Number)


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
                                    EXHIBIT A

                        Description of Employee's Duties

Position:  Vice President of Professional Services

Operational responsibility for all profiessional services including product support consulting, long term project consulting, OEM consulting, product training and other education services. Includes responsiblity for additional service headcount added through future acquisitions. Sets strategic direction of service organization consistent with corporate objectives, to include revenue objectives, margin objectives, service product definition, and service product pricing. Responsible for defining organizational structure, recruiting, staffing and personnel decisions within the service organization. Responsible for service partner programs and standards for consulting, product training and other educational services.


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
                                    EXHIBIT B

                            Form of Option Agreement


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
                                    EXHIBIT C


                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP




                                                        Identifying Number
Title                              Date                or Brief Description
-----                              ----                --------------------
Book and associated CD            2/1/98       A book to be published by John Wiley &
Rom entitled "Data                             Associates, and an accompanying CD-ROM
Warehouse Design                               containing a series of designs for data
Solutions"                                     warehouse, as well as report designs.


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
                                    EXHIBIT D


                            CHANGE OF CONTROL POLICY


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